UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2018

AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38289	26-1119726
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company           ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the ongoing efforts of Avaya Holdings Corp. (the “Company” or “Avaya”) to align its compensation program with competitive market practices, on May 16, 2018 the Compensation Committee (the “Committee”) of the Board of Directors of the Company, with the advice of its independent compensation consultant, approved the Avaya Inc. Involuntary Separation Plan for Senior Executives (the “Separation Plan”) and the Avaya Inc. Change in Control Severance Plan (the “CIC Plan”). The Company’s Chief Executive Officer is not a participant in either the Separation Plan or the CIC Plan and his rights and obligations upon a termination are set forth in his employment agreement. It is intended that there will not be any duplication of benefits from participation in both plans. The Committee designated the Chief Financial Officer of the Company and certain other senior executive officers of the Company, not including the Chief Executive Officer, as participants under the plans (collectively, the “Participants”).

Adoption of Involuntary Separation Plan

The Separation Plan will provide a specific payment to the Participants in the event that their employment is involuntarily terminated under certain conditions.

Under the Separation Plan, in the event that a Participant is terminated by the Company other than for “cause” (as defined in the Separation Plan), he or she will be entitled to receive a payment equal to 100% of the sum of his or her (i) then current annual base salary and (ii) annual target cash bonus under the Avaya Inc. Executive Annual Incentive Plan or any successor plan, along with certain subsidized medical benefits for 12 months. The Participant must execute and not revoke an effective release of claims in order to receive his or her severance benefits.

The foregoing description of the Separation Plan does not purport to be comprehensive and is qualified in its entirety by reference to the full text of the Separation Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Adoption of Change in Control Severance Plan

The CIC Plan is designed to facilitate certain executives’ continued dedication to the Company notwithstanding the potential occurrence of a change in control of the Company and to encourage such executives’ full attention and dedication to the Company and its affiliated companies currently and in the event of a change in control.

The CIC Plan provides that if a Participant’s employment is terminated by the Company without “cause” (other than due to the Participant’s death or disability) or by the Participant for “good reason,” (each of “cause” and “good reason” as defined in the CIC Plan) in each case either (i) during a “Potential Change in Control Period” (as defined in the CIC Plan, but generally a period following the entry into an agreement, the consummation of which would result in a Change in Control (as defined in the CIC Plan) or following a time when the Committee determines that a Potential Change in Control has occurred) or (ii) or within one year following a change in control of the Company, the Participant will be entitled to receive certain payments and benefits.

The CIC Plan provides that upon a qualifying termination the Participants will receive (i) an amount equal to the Participant’s applicable multiple (the “Multiple”) multiplied by the sum of his or her annual base salary and target annual bonus, (ii) a pro rata amount of the Participant’s target annual bonus, calculated based on the number of days during the applicable performance period the Participant was employed by the Company during the performance period in which the Participant’s employment was terminated, and (iii) full vesting of any outstanding time-based Company equity awards, and accelerated vesting of performance-based awards based on achievement of the target level performance. Additionally, the CIC Plan provides that Participants who are covered under the Avaya Inc. Medical Expense Plan for Salaried Employees on the date their employment terminates will receive, for a specified number of months (the “COBRA Multiple”) or until comparable coverage is available from a successor employer, an amount equal to the Company’s portion of the Participant’s COBRA premiums. The Committee determined that the Multiple and COBRA Multiple for each Participant is 1.5 and 18 months, respectively. The Participant must execute and not revoke an effective release of claims in order to receive his or her severance benefits.

The foregoing description of the CIC Plan does not purport to be comprehensive and is qualified in its entirety by reference to the full text of the CIC Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Adoption of Share Ownership Guidelines

In connection with its comprehensive review of the Company’s compensation practices, the Committee also adopted share ownership guidelines. The guidelines target share ownership at a value equal to (i) six-times annual base salary for the Chief Executive Officer, (ii) two-times annual base salary for other Section 16 officers who serve as Senior Vice Presidents of the Company, and (iii) six-times annual retainer fees for non-employee members of the Board of Directors of the Company. Compliance with the ownership guidelines will be measured annually as of the last trading day of the Company’s fiscal year. If a covered individual falls below his or her share ownership guidelines on such measurement date, until the next measurement date (when compliance will be reassessed) such covered individual will be required to hold all shares of Company common stock then owned and 50% of the net number of shares they receive during the next fiscal year.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Exhibit Name
10.1	Avaya Inc. Involuntary Separation Plan for Senior Executives, dated May 16, 2018
10.2	Avaya Inc. Change in Control Severance Plan, dated May 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: May 18, 2018	By:	/s/ Patrick J. O’Malley, III
	Name:	Patrick J. O’Malley, III
	Title:	Senior Vice President and Chief Financial Officer